
<ARTICLE> 5
<LEGEND>
This schedule contains summary finanical information extracted from Cash Plus 5 financial statements for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       1,524,048
<SECURITIES>                                   645,762
<RECEIVABLES>                                   17,097<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                      22,834,246<F2>
<DEPRECIATION>                               (104,586)<F3>
<TOTAL-ASSETS>                              24,916,567
<CURRENT-LIABILITIES>                           62,863
<BONDS>                                              0
<PREFERRED-MANDATORY>                       24,853,704<F4>
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                24,916,567
<SALES>                                              0
<TOTAL-REVENUES>                             1,080,428<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               382,163<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   698,265<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                               20,951,700<F7>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>Includes investment in J.V. of $20,951,700 and costs related to the acquisition of the asset underlying the investment $1,882,546.
<F3>Represents amortization of costs related to the acquisition of the asset underlying the investment.
<F4>Deficit of General Partners (50,521), limited Partners of $24,904,225.
<F5>Includes all revenues of the Partnership.
<F6>Includes all revenues of the Partnership.
<F7>Net income allocated $6,983 to the General Partners and $691,282 to the Limited
Partners.  Average net income is $.34 on 2,060,450 Units outstanding.

